Exhibit 10.5

GUARANTY OF OBLIGATIONS  UNDER LEASE DATED December 31, 2021

The undersigned, UNIVERSAL HEALTH SERVICES, INC., a Delaware corporation (“UHS”), as a material and necessary inducement to UNIVERSAL HEALTH REALTY INCOME TRUST, a Maryland real estate investment trust (the “Lessor”), to purchase the facilities known as Aiken Regional Medical Centers and Canyon Creek Behavioral Health and enter into those certain leases (individually, the “Lease” and collectively, the “Leases”), dated as of December 31, 2021, (i) by and between Lessor and Aiken Regional Medical Centers LLC, as lessee, and (ii) by and between Lessor and Temple Behavioral Healthcare Hospital, Inc. as lessee,  pursuant to which each lessee has leased from Lessor the Leased Property (as defined in the applicable Lease), hereby represents, warrants, covenants and agrees as follows:

1.Subject to the limitations set forth herein, UHS hereby guarantees to Lessor, to the extent set forth herein, the faithful and prompt performance when due of each and every one of the terms, conditions and covenants to be kept and performed by each Lessee under said Lease, and any and all amendments, modifications, extensions and renewals of such Lease (collectively, the “Obligations”), including without limitation all payment of rent, indemnification and all self-insurance obligations of each lessee under the applicable Lease, and all obligations to operate, repurchase, rebuild, restore or replace any facilities or improvements now or hereafter located on the Leased Property).  If the interest of either lessee under the applicable Lease is assigned in accordance with the terms and conditions of the applicable Lease during the Term (as defined in the applicable Lease), the obligations of UHS under this guaranty shall not cease as to such Lease, except and to the extent such lessee, is fully or partially released from its obligations and liabilities under such Lease by written agreement of Lessor or by the express terms of the Lease.

2.Each Lease has been duly authorized and executed by the respective lessee and is the legal, valid and binding instrument, enforceable against the respective lessee in accordance with its’ terms.

3.In such manner, upon such terms and at such times as Lessor in its sole discretion deems necessary or expedient, Lessor may, as permitted under the applicable Lease or per written agreement with a lessee, alter, compromise, accelerate, extend or change the time or manner for the payment or the performance of any obligation hereby guaranteed, extend or terminate such Lease, release such lessee by consent to any assignment (or otherwise) as to all or any portion of the obligations hereby guaranteed, release, substitute or add any one or more guarantors or lessees, accept additional or substituted security for any obligation secured hereby, release or subordinate any security for any obligation secured hereby or release or substitute any Leased Property now or hereafter covered by any lease for any other facility.  Except in accordance with Section 1, no exercise or non-exercise by Lessor of any right hereby given Lessor, no dealing by Lessor with UHS, either lessee or any other person, and no change, impairment, release or suspension of any right or remedy of Lessor, against any person including a lessee or any other guarantor shall in any way affect any of the obligations of UHS hereunder or any security furnished by UHS to Lessor or give UHS any recourse or offset against Lessor. Except in accordance with Section 1, if Lessor has exculpated either lessee from personal liability in whole or in part and/or agreed to look solely to the Leased Property for the satisfaction of such lessee’s obligations under the applicable Lease, the obligations of UHS hereunder shall not be affected. Subject to Section 1, UHS’ obligations hereunder are independent of the obligations of either lessee under the applicable Lease and are to be construed as if no such exculpation or agreement had been given to such lessee by Lessor, and if any exculpation has been or at any time hereafter is given to such lessee, or Lessor, as the case may be, has done or will do so in reliance upon the agreements of UHS expressed herein.

4.UHS hereby waives and relinquishes all rights and remedies accorded by applicable law to sureties and/or guarantors or any other accommodation parties, under any statutory provisions, common law or any other provision of law, custom or practice, and agrees not to assert or take advantage of the rights or remedies including but not limited to (a) any right to require Lessor to proceed against either lessee or any other person or to proceed against or exhaust any security held by Lessor, at any time, or to pursue any other remedy before proceeding against UHS; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure of Lessor to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons; (c) demand, protest and notice of any kind including but not limited to notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of Lessor, any creditor of either lessee or UHS or on the part of any other person whomsoever under this or any other instrument in connection with any obligation or evidence of indebtedness held by Lessor, or in connection with any obligation hereby guaranteed; (d) any defense based upon an election of remedies by Lessor, which destroys or otherwise impairs the subrogation rights of UHS or the right of UHS to proceed against either lessee for reimbursement, or both; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any duty on the part of Lessor to disclose to UHS any facts Lessor may know about either lessee, regardless of whether Lessor has reason to believe that the facts materially increase the risk beyond that which UHS intends to assume or has reason to believe that such facts are unknown to UHS or has a reasonable opportunity to communicate such facts to UHS; UHS being fully responsible for being and keeping informed of the financial condition of both lessees and of all circumstances bearing on the risk of non-payment or non-performance of any obligations or indebtedness hereby guaranteed; (g) any defense arising because of the election by Lessor, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code; and (h) any defense based on any borrowing or grant of a security interest under Section 364 of the Federal Bankruptcy Code. Without limiting the generality of the foregoing or any other provision hereof, UHS hereby expressly waive any and all benefits which might otherwise be available to UHS under the Suretyship Law of the State of Delaware.

5.Until all obligations of the lessees under the applicable Lease have been satisfied and discharged in full, UHS shall have no right of subrogation and waives any right to enforce any remedy which Lessor, now has or may hereafter have against either lessee and any benefit of, and any right to participate in, any security now or hereafter held by Lessor.

6.With or without notice to UHS, Lessor, in its sole discretion, at any time and from time to time and in such manner and upon such terms as Lessor deems fit, may (a) apply any or all payments or recoveries from a lessee or from any other guarantor under any other instrument or realized from any security, in such manner and order or priority as Lessor may determine, to any indebtedness or other obligation of such lessee to Lessor, whether or not such indebtedness or other obligation is guaranteed hereby or is otherwise secured or is due at the time of such application, and (b) refund to a lessee any payment received by Lessor upon any indebtedness or other obligation hereby guaranteed and payment of the amount refunded shall be fully guaranteed hereby.

7.The amount of UHS’ liability and all rights, powers and remedies of Lessor hereunder and under any other agreement now or at any time hereafter in force between Lessor and UHS, including any other guaranty executed by UHS relating to any indebtedness or other obligation of either lessee to Lessor, shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Lessor by law. This guaranty is in addition to and exclusive of the guaranty of any other guarantor of any indebtedness of either lessee to Lessor.

8.The obligation of UHS hereunder is primary, direct and independent of the obligation of either lessee and, in the event of any default under a Lease, a separate action or actions may be brought and prosecuted against UHS whether or not the applicable lessee is joined therein or a separate action or actions are brought against such lessee. Lessor may maintain successive actions for other defaults. The rights of Lessor hereunder shall not be exhausted by its exercise of any of its rights or remedies or by the action or by any number of successive actions until and unless all indebtedness and obligations, the payment and performance of which are hereby guaranteed, have been paid and fully performed.

9.This Guaranty is in addition to amend not in substitution for or diminution of the obligations of UHS under that certain Guaranty, dated as of December  24, 1986, as amended, guarantying  the Master Lease  dated as of December 24, 1986, as amended among Lessor and certain subsidiaries of UHS.

10.UHS shall  pay  reasonable attorneys’ fees and all costs and other expenses which Lessor expends or incurs in collecting or compromising or enforcing performance of any indebtedness or other obligation hereby guaranteed or in enforcing this guaranty against UHS whether or not suit is filed, expressly including but not limited to all costs, reasonable attorneys’ fees and expenses incurred by Lessor in connection with any insolvency, bankruptcy, reorganization, arrangement or other similar proceedings involving UHS which in any way affect the exercise by Lessor of its rights and remedies hereunder.

11.If any provision or portion thereof of this guaranty is declared or found by a court of competent jurisdiction to be unenforceable or null and void, such provision or portion thereof shall be deemed stricken and severed from this guaranty, and the remaining provisions and portions thereof shall continue in full force and effect.

12.This guaranty shall inure to the benefit of Lessor, and its respective successors and assigns.

13.No provisions of this guaranty or right of Lessor hereunder can be waived in whole or in part, nor can UHS be released from UHS’ obligations hereunder, except by a writing duly executed by an authorized partner or officer of Lessor.

14.When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and the masculine shall include the feminine and neuter and vice versa. The word “person” as used herein shall include any individual, company, firm, association, partnership, corporation, trust or other legal entity of any kind whatsoever.

15.This guaranty shall be governed by and construed in accordance with the laws of the State of Delaware.  In any action brought under or arising out of this guaranty, UHS hereby consents to the jurisdiction of any competent court within the State of Delaware and consent to service of process by any means authorized by Delaware law.  Except as provided in any other written agreement now or at any time hereafter in force between Lessor and UHS, this guaranty shall constitute the entire agreement of UHS with Lessor with respect to the subject matter hereof, and no representation, understanding, promise or condition concerning the subject matter hereof shall be binding upon Lessor, unless expressed herein.

[SIGNATURE APPEARS ON FOLLOWING PAGE]

EXECUTED as of this 31st day of December, 2021.

UNIVERSAL HEALTH SERVICES, INC.,
a Delaware corporation

By: /s/ Steve Filton

Steve Filton, Executive Vice President and Chief Financial Officer

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